                                                                     Exhibit 3.2
                          Amended and Restated Bylaws
                                      of
                    American TeleSource International, Inc.
                     (formerly known as ATSI Merger Corp.)

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I.     OFFICES........................................................................    1
     Section 1.1.    Registered Office........................................................    1
     Section 1.2.    Additional Offices.......................................................    1

ARTICLE II.    STOCKHOLDERS MEETINGS..........................................................    1
     Section 2.1.    Annual Meetings..........................................................    1
     Section 2.2.    Special Meetings.........................................................    1
     Section 2.3.    Notices..................................................................    1
     Section 2.4.    Quorum...................................................................    1
     Section 2.5.    Organization and Conduct of Meetings.....................................    2
     Section 2.6.    Notification of Stockholder Business.....................................    2
     Section 2.7.    Voting of Shares.........................................................    3
                     2.7.1.  Voting Lists.....................................................    3
                     2.7.2.  Votes Per Share..................................................    3
                     2.7.3.  Proxies..........................................................    4
                     2.7.4.  Required Vote....................................................    4
                     2.7.5.  Consents in Lieu of Meeting......................................    4
     Section 2.8.    Inspectors of Election...................................................    4

 ARTICLE III.  DIRECTORS......................................................................    5
     Section 3.1.    Purpose..................................................................    5
     Section 3.2.    Number and Class.........................................................    5
     Section 3.3.    Election.................................................................    5
     Section 3.4.    Notification of Nominations..............................................    5
     Section 3.5.    Vacancies and Newly Created Directorships................................    6
                     3.5.1.  Vacancies........................................................    6
                     3.5.2.  Newly Created Directorships......................................    6
     Section 3.6.    Removal..................................................................    7
     Section 3.7.    Compensation.............................................................    7

ARTICLE IV.    BOARD MEETINGS.................................................................    7
     Section 4.1.    Regular Meetings.........................................................    7
     Section 4.2.    Special Meetings.........................................................    7
     Section 4.3.    Organization, Conduct of Meetings........................................    7
     Section 4.4.    Quorum, Required Vote....................................................    7
     Section 4.5.    Consent in Lieu of Meeting...............................................    8

ARTICLE V.     COMMITTEES OF DIRECTORS........................................................    8
     Section 5.1.    Establishment; Standing Committees.......................................    8
                     5.1.1.  Executive Committee..............................................    8
                     5.1.2.  Finance Committee................................................    8
                     5.1.3.  Conflicts and Audit Committee....................................    8
                     5.1.4.  Compensation Committee...........................................    9
     Section 5.2.    Available Powers.........................................................    9
     Section 5.3.    Unavailable Powers.......................................................    9
     Section 5.4.    Alternate Members........................................................   10
     Section 5.5.    Procedures...............................................................   10

ARTICLE VI.    OFFICERS.......................................................................   10
     Section 6.1.    Executive Officers; Term of Office.......................................   10

     Section 6.2.    Powers and Duties........................................................   11
                     6.2.1.  President........................................................   11
                     6.2.2.  Vice President...................................................   11
                     6.2.3.  Secretary........................................................   11
                     6.2.4.  Treasurer........................................................   11
                     6.2.5.  Assistant Secretary..............................................   11
                     6.2.6.  Assistant Treasurer..............................................   12
     Section 6.3.    Resignations and Removal.................................................   12
     Section 6.4.    Vacancies................................................................   12
     Section 6.5.    Compensation, Vacancies..................................................   12
     Section 6.6.    Additional Powers and Duties.............................................   12
     Section 6.7.    Voting Upon Stocks.......................................................   12

ARTICLE VII.   SHARE CERTIFICATES.............................................................   13
     Section 7.1.    Entitlement to Certificates..............................................   13
     Section 7.2.    Multiple  Classes of Stock...............................................   13
     Section 7.3.    Signatures...............................................................   13
     Section 7.4.    Issuance and Payment.....................................................   13
     Section 7.5.    Lost, Stolen or Destroyed Certificates...................................   13
     Section 7.6.    Transfer of Stock........................................................   14
     Section 7.7.    Registered Stockholders..................................................   14

ARTICLE VIII.  INDEMNIFICATION................................................................   14
     Section 8.1.    General..................................................................   14
     Section 8.2.    Actions by or in the Right of the Company................................   14
     Section 8.3.    Board Determinations.....................................................   15
     Section 8.4.    Advancement of Expenses..................................................   15
     Section 8.5.    Nonexclusive.............................................................   15
     Section 8.6.    Indemnification of Employees and Agents of the Company...................   15
     Section 8.7.    Insurance................................................................   16
     Section 8.8.    Certain Definitions......................................................   16
     Section 8.9.    Change in Governing Law..................................................   16

ARTICLE IX.    INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS................................   16
     Section 9.1.    Validity.................................................................   16
     Section 9.2.    Disclosure, Approval.....................................................   17
     Section 9.3.    Nonexclusive.............................................................   17

ARTICLE X.     MISCELLANEOUS..................................................................   17
     Section 10.1.   Place of Meetings........................................................   17
     Section 10.2.   Fixing Record Dates......................................................   17
     Section 10.3.   Means of Giving Notice...................................................   18
     Section 10.4.   Waiver of Notice.........................................................   18
     Section 10.5.   Attendance via Communications Equipment..................................   18
     Section 10.6.   Dividends................................................................   18
     Section 10.7.   Reserves.................................................................   18
     Section 10.8.   Reports to Stockholders..................................................   18
     Section 10.9.   Checks, Notes and Contracts..............................................   18
     Section 10.10.  Loans....................................................................   19
     Section 10.11.  Fiscal Year..............................................................   19
     Section 10.12.  Seal.....................................................................   19
     Section 10.13.  Books and Records........................................................   19
     Section 10.14.  Resignation..............................................................   19
     Section 10.15.  Surety Bonds.............................................................   19
     Section 10.16.  Amendments...............................................................   20

                          AMENDED AND RESTATED BYLAWS
                                      OF
                    AMERICAN TELESOURCE INTERNATIONAL, INC.



                                  ARTICLE I.

                                    OFFICES

     Section 1.1.  Registered Office.  The registered office of the Company
                   -----------------
within the State of Delaware shall be located at the principal place of business in said state of such Company or individual acting as the Company's registered agent in Delaware.

     Section 1.2.  Additional Offices.  The Company may, in addition to its
                   ------------------
registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board of Directors of the Company (the Board) may from time to time determine or as the business and affairs of the Company may require.

                                  ARTICLE II.

                             STOCKHOLDERS MEETINGS

     Section 2.1.  Annual Meetings.  Annual meetings of stockholders shall be
                   ---------------
held at a place and time on any weekday which is not a holiday as shall be designated by the Board and stated in the notice of the meeting, at which meeting the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

     Section 2.2.  Special Meetings.  Special meetings of the stockholders, for
                   ----------------
any purpose or purposes, shall be called in the manner prescribed by Article VI of the Certificate of Incorporation (the Certificate).

     Section 2.3.  Notices.  Written notices of each stockholders meeting
                   -------
stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat at the address of such stockholder as reflected in the records of the Company. Such notice shall be given by or at the direction of the party calling such meeting not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is being called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

     Section 2.4.  Quorum.  At any stockholders meeting, the holders present in
                   ------
person or by proxy of a majority of the voting power of the shares of capital stock of the Company entitled to vote thereat shall constitute a quorum of the stockholders for all purposes (unless the representation of a larger number of shares shall be required by law or by the Certificate, in which case the representation of the number of shares so required shall constitute a quorum).

     The holders of a majority of the voting power of the Shares of capital stock of the Company entitled to vote which are present in person or by proxy at any meeting *whether or not constituting a quorum of the outstanding shares) may adjourn the meeting from time to time without notice other than by announcement thereat; and at any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjournment or adjournments thereof. However, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.5.  Organization and Conduct of Meetings.  Such person as the
                   ------------------------------------
Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his absence, such person as may be chosen by the holders of shares representing a majority of the votes which could be cast by those present, in person or by proxy and entitled to vote, shall call to order any meeting of the stockholders and act as chairman of the meeting.

     The Secretary shall act as secretary of all stockholders meetings; but, in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

     The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and for the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(v) limitation of the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedures.

     Proceedings at every stockholders meeting shall, at the election of the chairman, comply with Robert's Rules of Order (latest published edition).

     Section 2.6.  Notification of Stockholder Business.  All business properly
                   ------------------------------------
brought before an annual meeting shall be transacted at such meeting. Subject to the right of stockholders to elect a chairman of the meeting, as set forth in
Section 2.5, business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) brought before the meeting by a stockholder of record entitled to vote at such meeting if written notice of such stockholder's intent to bring such business before such meeting is delivered to, or mailed, postage prepaid, and received by, the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the annual meeting; provided, however, that if the annual meeting is adjourned, and the Company is required by Delaware law to give notice to stockholders of the adjourned meeting date, written notice of such stockholder's intent to bring such business before the meeting must be delivered to or received by the Secretary no later than the close of business on the fifth day following the earlier of (1) the date the Company makes public, disclosure of the date of the adjourned meeting or (2) the date on which notice of such adjourned meeting is first given to stockholders. Each notice given by such stockholder shall set forth: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address of the stockholder who intends to propose such business; (C) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (D) any material interest of the stockholder, if any, in such business. The chairman of the meeting may refuse to transact any business at any meeting made without compliance with the foregoing procedure. For this
Section 2.6, public disclosure shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Securities Exchange Act of 1934, as amended.

     Section 2.7.  Voting of Shares
                   ----------------

          Section 2.7.1.  Voting Lists.  The officer or agent who has charge of
                          ------------
the stock ledger of the Company shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at said meeting.

          Section 2.7.2   Votes Per Share.  Each outstanding share of capital
                          ---------------
stock shall be entitled to vote in accordance with the provisions for voting included in the Certificate. In determining the number of shares of stock required by law, by the Certificate or by the Bylaws to be represented for any purpose, or to determine the outcome of any matter submitted to stockholders for approval or consent, the number of shares represented or voted shall be weighted in accordance with the provisions of the Certificate regarding voting powers of each class of stock. Any reference in these Bylaws to a majority or a particular percentage of the voting stock or a majority or a particular percentage of the capital stock shall be deemed to refer to a majority or a particular percentage, respectively, of the voting power of such stock. Issues shall be determined by a class vote only when a class vote is required by law or the Certificate.

          Section 2.7.3.  Proxies.  Every Stockholder entitled to vote at a
                          -------
meeting or to express consent or dissent without a meeting or a stockholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

          Section 2.7.4.  Required Vote.  When a quorum is present at any
                          -------------
meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of the capital stock of the Company, present in person or represented by proxy and entitled to vote thereat, shall decide any question brought before such meeting unless the question is one upon which, by express provision of law or the Certificate or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 2.7.5.  Consents in Lieu of Meeting.  Pursuant to Article VII
                          ---------------------------
of the Company's Certificate, no action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless, subject to certain exceptions contained in the Certificate, the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

     Section 2.8.  Inspectors of Election.  The Company shall, in advance of any
                   -----------------------
meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman or the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties inspector with strict impartiality and according to the best of his or her ability.

     The inspector or inspectors so appointed or designated shall: (a) ascertain the number of shares of capital stock of the Company outstanding and the voting power of each such share; (b) determine the shares of capital stock of the Company represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares of capital stock of the Company represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.



                                 ARTICLE III.

                                   DIRECTORS

     Section 3.1.  Purpose.  The business and affairs of the Company shall be
                   -------
managed by or under the direction of the Board acting by not less than a majority of the directors then in office. The Board shall exercise all such powers of the Company and do all such lawful acts and things as are not by law, the Certificate or these Bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

     Section 3.2.  Number and Class.  The number of directors constituting the
                   ----------------
Board shall never be less than one (1), and shall be determined by resolution of the Board. At each election held after the initial elections, directors elected to succeed such directors whose terms expire shall be elected for a term of office which shall expire at the third succeeding annual meeting of stockholders after their election. The foregoing notwithstanding, except as otherwise provided in the Certificate or any resolution or resolutions of the Board designating a series of preferred stock of the Company, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to the provisions of the Certificate or any resolution or resolutions of the Board designating a series of preferred stock of the Company, and except as otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors. Except as otherwise provided in the Certificate, directors need not be stockholders.

     Section 3.3.  Election.  Directors shall be elected by the stockholders by
                   --------
plurality vote at a stockholders meeting as provided in the Certificate and these Bylaws, and each director shall hold office until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal from office.

     Section 3.4.  Notification of Nominations.  Subject to the rights of the
                   ---------------------------
holders of any one or more series of Preferred Stock then outstanding, nominations for the election of directors may be made by the Board or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at an annual meeting or a special meeting called for the purpose of electing directors may nominate persons for election as directors at such meeting only if written notice of such stockholder's intent to make such nomination is delivered to, or mailed, postage prepaid, and received by, the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the meeting; provided, however, that if the meeting is adjourned, and the Company is required by Delaware law to give notice to stockholders of the adjourned meeting date, written notice of such stockholder's intent to make such nomination at such adjourned meeting must be delivered to or received by the Secretary no later than the close of business on the fifth day following the earlier of (1) the date the Company makes public disclosure of the date of the adjourned meeting or (2) the date on which notice of such adjourned meeting is first given to stockholders. Each notice given by such stockholder shall set for: (A) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (E) the written consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person made without compliance with the foregoing procedure. For this Section 3.4, public disclosure shall be deemed to be first given to stockholder when disclosure of such date of the meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15 (d) of the Securities Exchange Act of 1934, as amended.

     Section 3.5.  Vacancies and Newly Created Directorships.
                   -----------------------------------------

          Section 3.5.1.  Vacancies.  Any vacancy occurring in the Board shall
                          ---------
be filled in accordance with Article V of the Certificate. A director elected to fill a vacancy shall hold office until his successor has been duly elected and qualifies or until his earlier death, resignation or removal from office.

          Section 3.5.2.  Newly Created Directorships.  A directorship to be
                          ---------------------------
filled because an increase in the number of directors shall be filled in accordance with Article V of the Certificate. A director elected to fill a newly created directorship shall hold office until his successor has been duly elected and qualified or until his earlier death, resignation or removal from office.

          Section 3.6.    Removal.  Any director or the entire Board may be
                          -------
removed in accordance with the procedures set forth in Article V of the Certificate.

          Section 3.7.    Compensation.  Unless otherwise restricted by law, the
                          ------------
Certificate or these Bylaws, the Board shall have the authority to fix compensation of directors. The directors may be reimbursed for their expenses, if any, or attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board and/or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation.

                                  ARTICLE IV.

                                BOARD MEETINGS

     Section 4.1.  Regular Meetings.  Regular meetings of the Board shall be
                   ----------------
held at such times and places as the Board shall determine. No notice shall be required for any regular meeting of the Board; but a notice of the fixing or changing of the time or place of regular meetings shall be mailed to every director at least five days before the first meeting held pursuant to the notice.

     Section 4.2.  Special Meetings.  Special meetings of the Board (i) may be
                   ----------------
called by the President and (ii) shall be called by the President or Secretary on the written request of two or more directors. Notice of each special meeting of the Board shall be given to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission and delivery; two days before the meeting if such notice is delivered by a recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise expressly provided by law, the Certificate or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

     Section 4.3.    Organization, Conduct of Meetings.  The Board of Directors
                     ---------------------------------
may, if it chooses, elect a Chairman of the Board and Vice Chairman of the Board from its members. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary of the Corporation, if present, shall act as secretary of the meeting; but in his absence the secretary of the meeting shall be such person as the chairman of the meeting appoints.

     Section 4.4.    Quorum, Required Vote.  A majority of the directors shall
                     ---------------------
constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the Certificate or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     Section 4.5.    Consent In Lieu of Meeting.  Unless otherwise restricted by
                     --------------------------
the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken by written consent in lieu of a meeting in accordance with applicable provisions of law.

                                  ARTICLE V.

                            COMMITTEES OF DIRECTORS

     Section 5.1.    Establishment; Standing Committees.  The Board may by
                     ----------------------------------
resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. Such committees may include the following standing committees, which committees, if established, shall have and may exercise the following powers and authority.

     Section 5.1.1.  Executive Committee.  The Executive Committee shall have
                     -------------------
and may exercise all the powers of the Board delegable, by law in the management of the business and affairs of the Company, unless the resolution creating such committee or further defining its powers provides otherwise, in which case the Executive Committee shall have and exercise the powers so provided in such resolution or resolutions. The Executive Committee shall be comprised of the Chairman of the Board and such other director or directors as the Board by resolution shall appoint thereto. In addition to the foregoing, the Executive Committee shall have such other powers and duties as shall be specified by the Board in a resolution or resolutions.

     Section 5.1.2.  Finance Committee.  The Finance Committee shall, from time
                     -----------------
to time, meet to review the Company's consolidated operating and financial affairs, both with respect to the Company and its subsidiaries, if any, and to report its findings and recommendations to the Board for final action. The Finance Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Finance Committee shall not be binding on the Board, except when, pursuant to Section 5.2, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Finance Committee shall be determined by the Board by resolution.

     Section 5.1.3.  Conflicts and Audit Committee.  The Conflicts and Audit
                     -----------------------------
Committee shall, from time to time, but no less than two times per year, meet to review and monitor the financial and cost accounting practices and procedures of the Company and its subsidiaries, if any, and to report its findings and recommendations to the Board for final action. In addition, the Conflicts and Audit Committee shall recommend an independent public accountant to audit the Company's financial statements and perform other accounting services for the Company to the Board for submission to the stockholders for approval. Furthermore, the Conflicts and Audit Committee will, at the request of the Board by resolution, review specific matters as to which the Board believes there may be a conflict of interest between the Company and an affiliate, officer and/or director of the Company to determine if the resolution of such conflict proposed by the Board or management of the Company, as the case may be, if fair and reasonable. The composition of the Conflicts and Audit Committee shall meet the requirements of any national securities exchange or national market system on which the Company lists any of its capital stock. The Conflicts and Audit Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Conflicts and Audit Committee shall not be binding on the Board, except when, pursuant to Section 5.2, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Conflicts and Audit Committee shall be determined by the Board by resolution. In addition to the foregoing, the specific duties of the Conflicts and Audit Committee shall be determined by the Board by resolution. For this Section, "affiliate" shall include (i) any entity that is an "affiliate" within the meaning set forth in Section 12b-2 of Regulation 12B promulgated under the Securities Exchange Act of 1934, as amended, and (ii) any officer or director of an "affiliate" as defined therein.

          Section 5.1.4.  Compensation Committee.  The Compensation Committee
                          ----------------------
shall, from time to time, meet to review the various compensation plans, policies and practices of the Company and its subsidiaries, if any, and to report its findings and recommendations to the Board for final action. The Compensation Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Compensation Committee shall not be binding on the Board, except when, pursuant to Section 5.2, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Compensation Committee shall be determined by the Board by resolution.

     Section 5.2.  Available Powers.  Any committee established pursuant to
                   ----------------
Section 5.1, including the Executive Committee, the Finance Committee, the Conflicts and Audit Committee and the Compensation Committee, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee, and as limited by law, the Certificate, and these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151 (a) of the General Corporation Law of Delaware (the
DGCL), fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the company.

     Section 5.3.  Unavailable Powers.  No committee of the Board shall have the
                   ------------------
power or authority to amend the Certificate (except in connection with the issuance of capital stock as provided in the previous Section); adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property gad assets, a dissolution of the Company or a revocation of such a dissolution; amend the Bylaws of the Company; or, unless the resolution establishing such committee or the Certificate expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

     Section 5.4.  Alternate Members.  In the absence or disqualification of a
                   -----------------
member of a committee, (i) the Board may designate one or more directors as alternate members of any such committee or (ii) the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member; provided, however, that any person or persons appointed pursuant to subparagraph (i) or (ii) are qualified to serve on such committee in accordance with these Bylaws and/or the resolutions establishing the same.

     Section 5.5.  Procedures.  Time, place and notice, if any, of meeting of a
                   ----------
committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board to serve on such committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the Certificate, these Bylaws or the resolution or resolutions establishing such committee. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Any member of any committee established pursuant to Section 5.1 shall serve until his successor is duly elected by the Board and qualified or until the earlier of his death or resignation or removal from such committee or the Board. The Board by resolution shall have at any time and from time to time the power to change the membership of, fill any vacancies in, or dissolve any, committee established pursuant to Section 5.1; provided, however, that in no event shall the Audit and Conflicts Committee be dissolved once it is established nor shall the membership of any committee, including, without limitations the Audit and Conflicts Committee and the Executive Committee, be altered in any way if such alteration would cause such committee to fail to meet its membership standards as set forth in the resolutions or resolutions of the Board creating such committee.

                                  ARTICLE VI.

                                   OFFICERS

     Section 6.1.  Executive Officers; Term of Office.  The Board shall elect a
                   ----------------------------------
President, Secretary and Treasurer. The Board may elect one or more Vice Presidents (with such descriptive titles, if any, as the Board shall deem appropriate), one or more Assistant Secretaries, one or more Assistant Treasures, and such other officers as the Board may determine. Vice Presidents, Assistant Secretaries and Assistant Treasurers my also be appointed by the President as provided in Section 6.2.1. Each officer shall hold office until
                         -------------
his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in these Bylaws. Any number of offices may be held by the same person. The Board may require any officer to give bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board may determine.

     Section 6.2.  Powers and Duties.  The officers of the Company shall have
                   -----------------
such powers and duties in the management of the Company as may be provided by applicable laws, the Certificate and these Bylaws, and as may be prescribed by the Board and, to the extent not so provided, as generally pertain and are incident to their respective offices, subject to the control of the Board. Without limiting the generality of the foregoing, the following officers shall have the respective duties and powers enumerated below:

          Section 6.2.1.  President.  The President shall be the chief executive
                          ---------
officer of the Company. He shall have the responsibility for the general management and control of the business and affairs of the Company and shall perform all duties and have all powers which are commonly incident to the office of chief executive. The President may sign and execute, in the name of the Company, stock certificates, deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except when signing and execution thereof shall be expressly and exclusively delegated by the Board or the Bylaws to some other person, or shall be required by law to be signed otherwise. The President shall also have the power to appoint Vice Presidents, Assistant Secretaries and Assistant Treasurers as he deems necessary from time to time. The President may remove such appointed officers at any time for or without cause. The President shall have general supervision and direction of all other officers, employees and agents of the Company.

          Section 6.2.2.  Vice Presidents.  The Vice President, or if there be
                          ---------------
more than one, the Vice Presidents in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the President or in the event of his inability or refusal to act, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the President or the Board may from time to time prescribe. The Vice President may sign certificates evidencing shares of stock of the Company.

          Section 6.2.3.  Secretary.  The Secretary shall issue all authorized
                          ---------
notices for, and shall keep minutes of, all meetings of stockholders and the Board. He may sign certificates evidencing shares of stock of the Company. He shall have custody of the corporate seal and shall have authority to affix the seal to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of an Assistant Secretary. The Secretary shall keep and account for all books, documents, papers and records of the Company except those for which some other officer or agent is properly accountable.

          Section 6.2.4.  Treasurer.  The Treasurer shall be the chief
                          ---------
accounting and financial officer of the Company. He shall have the custody of the corporate funds and securities, and shall disburse the funds of the Company as are authorized. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and, when requested by the President or Board, shall render from time to time an accounting of all transactions and of the financial condition of the Company. The Treasurer may sign certificates evidencing shares of stock of the Company.

          Section 6.2.5.  Assistant Secretary.  The Assistant Secretary, or if
                          -------------------
there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the President, Secretary or Board may from time to time prescribe.

          Section 6.2.6.  Assistant Treasurer.  The Assistant Treasurer, or if
                          --------------------
there be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the President, Treasurer of Board my from time to time prescribe.

     Section 6.3.  Resignations and Removal.  Any officer may resign at any time
                   ------------------------
by giving written notice to the Board or, if the President is not resigning, to the President of the Company. Such resignation shall take effect at the time therein specified, or if no time is specified, upon receipt. Unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. All officers serve at the pleasure of the Board; any elected or appointed officer may be removed at any time for or without cause by the Board. Officers appointed by the President may also be removed at any time for or without cause by the President.

     Section 6.4.  Vacancies.  Any vacancy in any office because of death,
                   ---------
resignation, removal, disqualification or any other cause shall be filled for the unexpired term in the manner prescribed in these Bylaws for the regular election or appointment to such office.

     Section 6.5.  Compensation, Vacancies.  The Board shall have the power to
                   -----------------------
establish the compensation of officers of the Company or authorize the Company to enter into an agreement with an affiliate whereby the services of such officers, along with certain other services specified therein, are provided to the Company for a fee. To the extent not governed by such an agreement, the Board shall fill any vacancy in an office. Any of the powers granted in this Section may be delegated to a committee established pursuant to Section 5.1. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director. For this Section, "affiliate" shall include (i) any entity that is an "affiliate" within the meaning set forth in Section 12b-2 of Regulation 12B promulgated under the Securities Exchange Act of 1934, as amended, and (ii) any officer or director of an "affiliate" as defined therein.

     Section 6.6.  Additional Powers and Duties.  In addition to the foregoing
                   ----------------------------
especially enumerated powers and duties, the several officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the Certificate or these Bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

     Section 6.7.  Voting Upon Stocks.  Unless otherwise ordered by the Board,
                   ------------------
the President or any other officer of the Company designated by the President shall have full power and authority on behalf of the Company to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation or entity in which the Company may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Company, as the owner or holder thereof, might have possessed and exercised if present. The President or any other officer of the Company designated by the President may also execute and deliver on behalf of the Company powers of attorney, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Company. The Board may, from time to time, by resolution confer like powers upon any other person or persons.

                                 ARTICLE VII.

                              SHARE CERTIFICATES


     Section 7.1.  Entitlement to Certificates.  Every holder of the capital
                   ---------------------------
stock of the Company, unless and to the extent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board and conforms with applicable law, certifying the number of shares owned by him.

     Section 7.2.  Multiple Classes of Stock.  If the Company shall be
                   -------------------------
authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.


     Section 7.3.  Signatures.  Each certificate representing capital stock of
                   ----------
the Company shall be signed by or in the name of, the Company by (1) the President or a Vice President; and (2) the Treasurer, an Assistant Treasurer, the Secretary or Assistant Secretary. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

     Section 7.4.  Issuance and Payment.  Subject to any provision of applicable
                   --------------------
law, the Certificate or these Bylaws, shares of capital stock of the Company may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid.

     Section 7.5.  Lost, Stolen or Destroyed Certificates.  The Board may direct
                   --------------------------------------
a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 7.6.  Transfer of Stock.  Upon surrender to the Company or its
                   -----------------
transfer agent , if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer of said shares, The Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

     Section 7.7.  Registered Stockholders.  The Company shall be entitled to
                   -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                 ARTICLE VIII

                                INDEMNIFICATION

     Section 8.1.  General.  The Company shall indemnify any person who was or
                   -------
is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), because he is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the written request of the Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

     Section 8.2.  Actions by or in the Right of the Company.  The Company shall
                   -----------------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor because he is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the written request of the Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture or trust or other enterprise, against expenses ( including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 8.3.  Board Determinations.  Any indemnification under Sections 8.1
                   --------------------
and 8.2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel ( which may be counsel ordinarily used by, the Company) in a written opinion, or (3) by the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     Section 8.4.  Advancement of Expenses.  Expenses incurred by a director or
                   -----------------------
officer of the Company in defending a civil or criminal action, suit or proceeding shall ( in the case of any action, suit or proceeding against the director of the Company) or may ( in the case of any pending threatened action, suit or proceeding against an officer) be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by law or in this Article VIII.

     Section 8.5.  Nonexclusive.  The indemnification and advancement of
                   ------------
expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Company seeking indemnification or advancement of expenses may be entitled under any other provision of there Bylaws or by the Certificate, an agreement, a vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 8.6.  Indemnification of Employees and Agents of the Company.  The
                   ------------------------------------------------------
Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Company to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the Company.

     Section 8.7.  Insurance.  The Company may purchase and maintain insurance
                   ---------
on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving that the request of the

Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under provisions of applicable law, the Certificate or this Article VIII.

     Section 8.8.  Certain Definitions.  For this Article VIII, (a) references
                   -------------------
to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which, if its separate existence had continued, would have the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with, respect to an employee benefit plan; and (d) references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this
Article VIII.

     Section 8.9.  Change in Governing Law.  Upon any amendment or addition to
                   -----------------------
Section 145 of the DGCL or the addition of any other section to such law which shall limit indemnification rights thereunder, the Company shall, to the extent permitted by the DGCL, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including action by or in the right of the Company) because he is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

                                  ARTICLE IX

                INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS


     Section 9.1.  Validity.  Any contract or other transaction between the
                   --------
Company and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer, or stockholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting authorization.

     Section 9.2.  Disclosure, Approval.  The foregoing shall, however, apply
                   --------------------
only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed:

          (1) to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority to carry the vote; or

          (2) to the stockholders and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested stockholder to be counted for quorum and voting purposes.

     Section 9.3.  Nonexclusive.  This provision shall not be construed to
                   ------------
invalidate any contract of transaction which would be valid in the absence of this provision.

                                  ARTICLE X.

                                 MISCELLANEOUS

     Section 10.1   Place of Meetings.  All stockholders, directors and
                    -----------------
committee meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

     Section 10.2   Fixing Record Dates.  So that the Company may determine the
                    -------------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or to effect any other lawful action, or to make a determination of stockholders for any other proper purpose, the Board may fix, in advance, a record date for any such determination of stockholders, which shall not be more than 60 nor less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. In the absence of any action by the Board, the date on which a notice of meeting is given, or the date the Board adopts the resolution declaring a dividend or other distribution or allotment or approving any change, conversion or exchange, as the case may be, shall be the record date. A record date validly fixed for any meeting of stockholders and the determination of stockholders entitled to vote at such meeting shall be valid for any adjournment of said meeting except where such determination has been made through the closing of stock transfer books and the stated period of closing has expired.

     Section 10.3.  Means of Giving Notice.  Except as expressly provided
                    ----------------------
elsewhere herein, whenever under law, the Certificate or these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegraph, telex, or facsimile transmission, addressed to such director or stockholder at his address, telex of facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be.

     Section 10.4.  Waiver of Notice.  Whenever notice is required to be given
                    ----------------
under any provision of law or of the Certificate or of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or of directors or of a committee shall constitute waiver of notice of such meeting, except where otherwise provided by law.

     Section 10.5.  Attendance via Communications Equipment.  Unless otherwise
                    ---------------------------------------
restricted by law, the Certificate or these Bylaws, members of the Board or any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 10.6.  Dividends.  Dividends on the capital stock of the Company,
                    ---------
paid in cash, property, or securities of the Company and as may be limited by applicable law and applicable provisions of the Certificate (if any), may be declared by the Board at any regular or special meeting.

     Section 10.7.  Reserves.  Before payment of any dividends, there may be set
                    --------
aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company to be distributed to stockholders, or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

     Section 10.8.   Reports to Stockholders.  The Board shall present at each
                     -----------------------
annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of stockholders, a statement of the business and condition of the Company.

     Section 10.9.   Checks, Notes and Contracts.  Checks and other orders for
                     ---------------------------
the payment of money shall be signed by such person or persons as the Board shall from time to time by resolution determine. Contracts and other instruments or documents may be signed in the name of the Company by the President or by any other officer authorized to sign such contract, instrument or document by the Board, and such authority may be general or confined to specific instances.

     Checks and other orders for the payment of money made payable to the Company may be endorsed for deposit to the credit of the Company, with a depositary authorized by resolution of the Board, by the President or Treasurer or such other persons as the Board may from time to time by resolution determine.

     Section 10.10.  Loans.  No loans and no renewals of any loans shall be
                     -----
contracted on behalf of the Company except as authorized by the Board. When authorized so to do by the Board, any officer or agent of the Company may effect loans and advances for the Company from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Company. When authorized so to do by the Board, any officer or agent of the Company may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Company, any and all stocks, securities and other personal property at any time held by the Company, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

     Section 10.11.  Fiscal Year.  The fiscal year of the Company shall begin on
                     -----------
the first day of August in each year and terminate on the final day of July in the succeeding calendar year.

     Section 10.12.  Seal.  The seal of the Company shall be in such form as
                     ----
shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

     Section 10.13.  Books and Records.  The Company shall keep correct and
                     ------------------
complete books and records of account and shall keep minutes of the proceeding of its stockholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

     Section 10.14.  Resignation.  Any director, committee member, officer or
                     -----------
agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 10.15.  Surety Bonds.  Such officers and agents of the Company (if
                     ------------
any) as the President or the Board may direct, from time to time , shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the President or the Board may determine. The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the Secretary.

     Section 10.16.  Amendments.  These Bylaws may from time to time be altered,
                     ----------
amended or repealed and new Bylaws may be adopted, as provided in the certificate.

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

                                  CERTIFICATE
                                  -----------



     I, the undersigned Secretary of AMERICAN TELESOURCE INTERNATIONAL, INC., do hereby certify that the foregoing is a true and correct copy of the Amended and Restated Bylaws of said Company as duly approved at the organizational meeting of the Company.

     WITNESS my hand and the seal of the Company this the _________ day of ____________ , 2000.


                                                 /s/ H. Douglas Saathoff
                                                     -------------------

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